UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, the Board of Directors (the “Board”) of Trevena, Inc. (the “Company”) appointed Dr. Mark Corrigan as a director of the Company, effective July 18, 2023.

Dr. Corrigan is a highly successful pharmaceutical executive with more than 30 years of industry experience. Dr. Corrigan has served as Chief Executive Officer of Tremeau Pharmaceuticals, a pharmaceutical company that Dr. Corrigan co-founded, since January 2023. Dr. Corrigan has also served on the Board of Directors of Tremeau since April 2017. Prior to his appointment as CEO of Tremeau, Dr. Corrigan served as Chief Executive Officer of Correvio Pharma Corp, a specialty pharmaceutical company, and, prior to that, as President of Research & Development of Tremeau. Dr. Corrigan serves as Chairman of the Board of Directors of Elios Therapeutics and as a member of the Board of Directors of Nabriva Therapeutics and Wave Life Sciences. In addition, Dr. Corrigan is currently a visiting professor in the Department of Psychiatry at Brigham and Women’s Hospital in Boston, MA.

Dr. Corrigan previously served on the Board of Directors of Cubist Pharmaceuticals, a hospital acute care focused company, prior to its approximately $9.5 billion acquisition by Merck. He also served as a member of the Board of Directors and Chair of the Scientific Advisory Committee of Avanir Pharmaceuticals, a CNS focused company, prior to its approximately $3.5 billion acquisition by Otsuka Pharmaceutical. Dr. Corrigan holds a B.A. and M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University.

Upon his appointment to the Board, Dr. Corrigan became entitled to receive benefits under the Company’s Non-Employee Director Compensation Policy, including an annual cash retainer of $45,000. Dr. Corrigan will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Dr. Corrigan will be entitled to receive an annual grant of nonstatutory stock options under the Company’s 2023 Equity Incentive Plan. On July 18, 2023, Dr. Corrigan received an initial grant of nonstatutory stock options to acquire 34,250 shares of the Company’s common stock, which will vest quarterly over a three-year period, subject to Dr. Corrigan’s continued service through each applicable vesting date. In the event Dr. Corrigan is appointed to serve on any committees of the Board, Dr. Corrigan will be entitled to the additional compensation for committee service as set forth in the Company’s Non-Employee Director Compensation Policy.

There is no understanding or arrangement between Dr. Corrigan and any other person or entity pursuant to which Dr. Corrigan was appointed as a director of the Company. There is no family relationship between Dr. Corrigan and any director or executive officer. There are no transactions to which the Company is or was a participant and in which Dr. Corrigan has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The full text of the press release announcing Dr. Corrigan’s appointment is furnished as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
99.1	Press Release dated July 20, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: July 20, 2023	By:	/s/ Barry Shin
Barry Shin
Senior Vice President & Chief Financial Officer